Exhibit 10.6

Chinese/English Translation of Exhibit 10.5- Acquisition Purchase Agreement between China Holdings, Inc. and Tong RenKaiYu Minerals, Co. Ltd. dated October 27, 2007
(Is attached as PDF reference)